EXHIBIT 5.1

                                February 11, 2002



The Board of Directors
Costco Wholesale Corporation
999 Lake Drive
Issaquah, Washington 98027

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished to Costco Wholesale Corporation, a Washington corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 50,000,000shares (the "Shares") of common stock, par value $.0067 (the Common Stock), issuable by the Company under Amended and Restated 1993 Combined Stock Grant and Stock Option Plan and the 2002 Equity Incentive Plan (the "Plans").

     We have reviewed, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Plans and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards made under the Plans. We have made such other factual inquiries as we deemed necessary to render this opinion.

     Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the Plans has been duly authorized and, when issued pursuant to awards granted and exercised in accordance with the Plans and related agreements, the Shares will be validly issued, fully paid and non-assessable.

     We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

     We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

                                        Very truly yours,



                                        /s/ HELLER EHRMAN WHITE & McAULIFFE LLP